Exhibit 99.1

BioLife Solutions Announces Fourth Quarter and Full Year 2020 Financial Results

Q4 total revenue of $14.7 million increased 78%, full year total revenue of $48.1 million increased 76%

Introduces guidance for 2021 total revenue of $101 million to $110 million, up 110% to 129% over 2020

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (March 22, 2021) – BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of a portfolio of class-defining bioproduction products and services for cell and gene therapies, today announced financial results for the fourth quarter and year ended December 31, 2020.

Mike Rice, BioLife President & CEO, commented, “Despite the COVID-19 pandemic, the BioLife team delivered another quarter and year of stellar operational and financial results. We gained more than 200 new direct customers across our bioproduction tools and services portfolio and more than 3,500 new indirect media customers that sourced our products from distributors. We also drove further adoption of all our other portfolio offerings within the cell and gene therapy space.

“With our acquisition of Stirling Ultracold announced earlier today, we expect to surpass our goal of $100 million in total revenue this year and expect to reach $250 million in total revenue in the next three to four years.”

Fourth Quarter 2020 Highlights

●

Acquired SciSafe Holdings, Inc., which became a wholly owned subsidiary of the Company on October 1, 2020. Management now estimates that SciSafe will contribute revenue of at least $12 million in 2021, up from previous expectations of $9 million.

●	Biopreservation media revenue was $8.2 million, an increase of 58% compared with the same period in 2019.

●

Gained 213 new direct customers including 63 using biopreservation media, 29 using ThawSTAR® systems, 43 using evo® cold chain management services, 73 using CBS freezers and accessories, and 5 using biologic storage services.

●

Processed 75 new U.S. FDA Drug Master File cross-reference requests, indicating the planned use of CryoStor® or HypoThermosol® in pending cell and gene therapy clinical trials. To date, the Company’s biopreservation media products have been incorporated into more than 450 customer clinical applications.

Financial Highlights for the Fourth Quarter and Year Ended December 31, 2020

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP) to reflect acquisition-related activity. A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●	Total revenue for the fourth quarter of 2020 increased 78% to $14.7 million compared with $8.3 million for the fourth quarter of 2019.
o	Biopreservation media revenue was $8.2 million, up 58% over the fourth quarter of 2019
o	Automated thawing product revenue was $662,000
o	evo cold chain management rental revenue was $469,000
o	CBS freezer and related accessories revenue was $3.6 million
o	SciSafe biological and pharmaceutical storage revenue was $1.8 million

●	Total revenue for the year ended December 31, 2020 increased 76% to $48.1 million compared with $27.4 million for the year ended December 31, 2019.
o	Biopreservation media revenue was $31.0 million, up 32% over 2019
o	Automated thawing product revenue was $1.7 million
o	evo cold chain management rental revenue was $1.8 million
o	CBS freezer and related accessories revenue was $11.8 million
o	SciSafe biological and pharmaceutical storage revenue was $1.8 million

GROSS MARGIN

●

Gross margin (GAAP) for the fourth quarter of 2020 was 50% compared with 57% for the fourth quarter of 2019, while adjusted gross margin (non-GAAP) for the fourth quarter of 2020 was 54% compared with 65% for the fourth quarter of 2019.

●

Gross margin (GAAP) for the year ended December 31, 2020 was 52% compared with 65% for the same period in 2019, while adjusted gross margin (non-GAAP) for the year ended December 31, 2020 was 58% compared with 69% for the year ended December 31, 2019.

●

The decline in 2020 fourth quarter and full year gross margin was due to products acquired in the second half of 2019. For the fourth quarter of 2020 the decline also reflected lower margin on biopreservation media products and higher manufacturing overhead.

OPERATING EXPENSE

●

Operating expense (GAAP) for the fourth quarter of 2020 was $19.5 million compared with $9.1 million for the fourth quarter of 2019, while adjusted operating expense (non-GAAP) for the fourth quarter of 2020 was $8.2 million compared with $4.9 million for the fourth quarter 2019.

●

Operating expense (GAAP) for the year ended December 31, 2020 was $53.7 million compared with $27.6 million for the same period in 2019, while adjusted operating expense (non-GAAP) for the year ended December 31, 2020 was $27.6 million compared with $16.8 million for the year ended December 31, 2019.

●

The increase in operating expense in the fourth quarter and year ended December 31, 2020 was primarily due to acquisitions completed in the second half of 2019 and the fourth quarter of 2020, and personnel costs including stock compensation.

OPERATING INCOME/(LOSS)

●

Operating loss (GAAP) for the fourth quarter of 2020 was $4.7 million compared with operating loss of $763,000 for the fourth quarter of 2019, while adjusted operating loss (non-GAAP) for the fourth quarter of 2020 was $255,000 compared with adjusted operating income of $437,000 for the fourth quarter of 2019.

●

Operating loss (GAAP) for the year ended December 31, 2020 was $5.6 million compared with operating loss of $220,000 for the year ended December 31, 2019, while adjusted operating income (non-GAAP) for the year ended December 31, 2020 was $293,000 compared with adjusted operating income of $2.1 million for the year ended December 31, 2019.

NET INCOME/(LOSS)

●

Net loss (GAAP) for the fourth quarter of 2020 was $2.1 million compared with net income of $3.0 million for the fourth quarter of 2019. Net loss (GAAP) for the fourth quarter of 2020 included operating expense of $3.1 million related to the change in fair value of contingent consideration, other expense of $866,000 related to the change in fair value of warrants, other income of $209,000 related to change in fair value of investments and income tax benefit of $3.3 million. Net income for the fourth quarter of 2019 included other income of $2.1 million related to the change in fair value of warrants and income tax benefit of $1.5 million. Adjusted net loss (non-GAAP) for the fourth quarter of 2020 was $256,000 compared with adjusted net income of $527,000 for the fourth quarter of 2019.

●

Net income (GAAP) for the year ended December 31, 2020 was $2.7 million compared with a net loss of $1.7 million for the same period in 2019. Net income (GAAP) for the year ended December 31, 2020 included other income of $3.6 million related to the change in fair value of warrants, other expense of $1.6 million related to the change in fair value of contingent consideration, other income of $1.3 million related to the change in fair value of investments and income tax benefit of $3.3 million. Net loss for the year ended December 31, 2019 included other expense of $12.8 million related to the change in fair value of outstanding warrants, other income of $10.1 million related to the gain on acquisition of SAVSU and income tax benefit of $1.5 million. Adjusted net income (non-GAAP) for the year ended December 31, 2020 was $351,000 compared with adjusted net income of $2.6 million for the year ended December 31, 2019.

EARNINGS/(LOSS) PER SHARE

●

Loss per share (GAAP) for the fourth quarter of 2020 was $0.06 compared with earnings per diluted share of $0.03 for the fourth quarter of 2019. Adjusted loss per share (non-GAAP) for the fourth quarter of 2020 was $0.01 compared with adjusted earnings per diluted share of $0.02 for the fourth quarter of 2019.

●

Loss per share (GAAP) for the year ended December 31, 2020 was $0.03 compared with loss per share of $0.09 for the year ended December 31, 2019. Adjusted earnings per diluted share (non-GAAP) for the year ended December 31, 2020 was $0.01 compared with $0.13 for the year ended December 31, 2019.

EBITDA

●

EBITDA, a non-GAAP measure, for the fourth quarter of 2020 was negative $3.9 million compared with $2.3 million for the fourth quarter of 2019, while adjusted EBITDA for the fourth quarter of 2020 was $2.5 million compared with $1.7 million for the fourth quarter of 2019.

●

EBITDA for the year ended December 31, 2020 was $4.4 million compared with negative $1.9 million the year ended December 31, 2019, while adjusted EBITDA for the year ended December 31, 2020 was $8.3 million compared with $5.9 million for the year ended December 31, 2019.

CASH

●

Cash, cash equivalents, and restricted cash as of December 31, 2020 were $90.5 million compared with $6.4 million as of December 31, 2019. The increase reflects a $20 million common share purchase agreement with Casdin Capital LLC during the second quarter of 2020, an $86 million capital raise in the third quarter of 2020 and $15.0 million deployed in the purchase of SciSafe in the fourth quarter of 2020.

Roderick de Greef, BioLife’s Chief Financial Officer and Chief Operating Officer, remarked, “Despite a negative impact on capital equipment product revenue due to COVID-19 restrictions on in-person customer meetings throughout most of 2020, our media business grew consistently, increasing 32% compared with 2019 and contributing to very strong overall revenue growth. With our recently announced acquisition of Stirling Ultracold, we now have an even broader product offering to expand our addressable market and better serve our growing customer base.”

2021 Total Revenue Guidance

Our 2021 revenue guidance is based on current expectations for our existing business, and includes anticipated contributions from our acquisition of Stirling Ultracold, which is expected to close on or before May 1, 2021.

Total revenue for 2021 is expected to be in the range of $101 million to $110 million, reflecting year-over-year revenue growth of 110% to 129%. Our total revenue expectation for 2021 includes the following:

●	Expected contribution of $35 million to $37 million from the Stirling Ultracold product line.

●

For 2021, we will report revenue in three product categories: Media; Freezer and Thaw Systems including our freezer systems and ThawSTAR product lines; and Services including our evo cold chain and biostorage services.

●	Media revenue is expected to be between $38 million and $40 million, reflecting growth of 23% to 29% over 2020 and accounting for approximately 37% of total revenue.

●	Freezer and thaw systems revenue is expected to be between $50 million and $54 million, accounting for approximately 50% of total revenue.

●	Services revenue is expected to be between $13 million and $16 million, accounting for approximately 13% of total revenue.

Conference Call & Webcast

Management will discuss the Company's financial results and provide a general business update including a discussion of the Stirling Ultracold acquisition on a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at http://www.biolifesolutions.com/earnings. Alternatively, you may access the live conference call by dialing (844) 825-0512 or (315) 625-6880 with the following Conference ID: 7158827. A webcast replay will be available approximately two hours after the call and will be archived on http://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy bioproduction products and services. Our portfolio includes our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media, ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system, Custom Biogenic Systems® high-capacity storage freezers, and SciSafe biologic materials storage. For more information, please visit www.biolifesolutions.com, www.savsu.com, www.custombiogenics.com, and www.scisafe.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its 2019 and 2020 acquisitions and giving effect to the COVID-19 pandemic, the company's ability to implement its business strategy and anticipated business and operations, in particular following the closing of its acquisition of Global Cooling, the expected synergies between the company and Global Cooling, the company’s ability to realize all or any of the anticipated benefits associated with the acquisition of Global Cooling, the company's ability to implement its business strategy and anticipated business and operations, including following the acquisition of Global Cooling, the potential utility of and market for the company's and Global Cooling's products and services, [guidance for financial results for 2021 and 2022, including regarding Global Cooling's revenue,] and potential revenue growth and market expansion, including with consideration to our acquisition of Global Cooling, [its 2019 and 2020 acquisitions and giving effect to the COVID-19 pandemic, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, the potential utility of and market for our products and services, potential revenue growth and market expansion, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue]. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding the satisfaction or waiver of all closing conditions to the acquisition of Global Cooling, the risk that the acquisition may not be completed on the terms or in the time frame expected by the company, unexpected costs, charges or expenses resulting from the acquisition of Global Cooling unexpected costs, charges or expenses resulting (or from the company’s 2019 and 2020 acquisitions), market adoption of the company’s products (including the company’s recently acquired products and the products of Global Cooling, if acquired); the ability of the Global Cooling acquisition (or the company’s 2019 and 2020 acquisitions) to be accretive on the company’s financial results; the ability of the company to continue to implement its business strategy; uncertainty regarding third-party market projections; market volatility; competition; litigation; the impact of the COVID-19 pandemic; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), adjusted earnings per diluted share (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations
Roderick de Greef Chief Financial and Chief Operating Officer
(425) 686-6002
rdegreef@biolifesolutions.com

BIOLIFE SOLUTIONS, INC.

Unaudited Condensed Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Product revenue	$12,520	$7,951	$44,540	$26,844
Rental revenue	454	344	1,795	527
Service revenue	1,752	-	1,752	-
Total revenue	14,726	8,295	48,087	27,371
Operating expenses
Cost of product, rental, and service revenue (exclusive of intangible assets amortization)	6,753	3,050	20,646	8,760
Research and development	1,854	1,087	6,720	3,168
Sales and marketing	1,883	1,669	6,413	4,701
General and administrative	4,684	2,186	14,607	8,893
Intangible assets amortization	933	614	3,033	1,079
Acquisition costs	251	402	668	940
Change in fair value of contingent consideration	3,103	50	1,575	50
Total operating expenses	19,461	9,058	53,662	27,591
Operating income	(4,735)	(763)	(5,575)	(220)

Other income (expense), net
Change in fair value of warrant liability	(866)	2,115	3,601	(12,835)
Change in fair value of investments	209	-	1,319	-
Gain on acquisition of SAVSU	-	-	-	10,108
Other income/(loss)	(1)	90	58	(251)
Total other income (expenses), net	(658)	2,205	4,978	(2,978)

Net income before income taxes	(5,393)	1,442	(597)	(3,198)
Income tax benefit	(3,264)	(1,541)	(3,264)	(1,541)
Net income (loss)	$(2,129)	$2,983	$2,667	$(1,657)

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.06)	$0.12	$0.09	$(0.09)
Diluted	$(0.06)	$0.03	$(0.03)	$(0.09)
Weighted average shares used to compute earnings per share attributable to common stockholders:
Basic	32,960,437	20,613,360	27,306,258	19,460,299
Diluted	32,960,437	25,797,286	27,306,258	19,460,299

BIOLIFE SOLUTIONS, INC.

CONDENSED BALANCE SHEET INFORMATION

(Unaudited, amounts in thousands)

	Year Ended
	December 31, 2020	December 31, 2019
Cash, cash equivalents and restricted cash	$90,456	$6,448
Accounts receivable, net	8,006	5,345
Inventories	11,602	10,972
Total current assets	114,712	24,113
Total assets	234,829	92,816

Accounts payable	3,672	3,119
Total current liabilities	15,573	7,669
Total liabilities	29,583	49,362
Total Shareholders' equity	$205,246	$43,454

BIOLIFE SOLUTIONS, INC.

CONDENSED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited, amounts in thousands)

	Year Ended
	December 31, 2020	December 31, 2019
Cash provided by operating activities	$6,515	$1,213
Cash used in investing activities	(23,731)	(27,018)
Cash provided by financing activities	101,224	1,596
Net increase (decrease) in cash, cash equivalents and restricted cash	$84,008	$(24,209)

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP GROSS PROFIT	$7,387	$4,732	$25,113	$17,706
GAAP GROSS MARGIN	50%	57%	52%	65%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up charges	21	134	411	289
Intangible assets amortization	586	513	2,328	905
ADJUSTED GROSS PROFIT	$7,994	$5,379	$27,852	$18,900
ADJUSTED GROSS MARGIN	54%	65%	58%	69%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP OPERATING EXPENSES	$19,461	$9,058	$53,662	$27,591

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(6,753)	(3,050)	(20,646)	(8,760)
Acquisition and integration costs	(251)	(402)	(668)	(940)
Intangible assets amortization	(933)	(614)	(3,033)	(1,079)
Loss on disposal of assets	(172)	-	(181)	-
Change in fair value of contingent consideration	(3,103)	(50)	(1,575)	(50)
ADJUSTED OPERATING EXPENSES	$8,249	$4,942	$27,559	$16,762

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP (ADJUSTED) OPERATING INCOME

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP OPERATING INCOME	$(4,735)	$(763)	$(5,575)	$(220)

ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up charges	21	134	411	289
Acquisition and integration costs	251	402	668	940
Intangible assets amortization	933	614	3,033	1,079
Loss on disposal of assets	172	-	181	-
Change in fair value of contingent consideration	3,103	50	1,575	50
ADJUSTED OPERATING INCOME/(LOSS)	$(255)	$437	$293	$2,138

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP NET INCOME/(LOSS)	$(2,129)	$2,983	$2,667	$(1,657)

ADJUSTMENTS TO NET INCOME/(LOSS):
Inventory step-up charges	21	134	411	289
Acquisition and integration costs	251	402	668	940
Intangible assets amortization	933	614	3,033	1,079
Loss on disposal of assets	172	-	181	13
Loss on Equity Method Investment	-	-	-	739
Gain on acquisition	-	-	-	(10,108)
Change in fair value of contingent consideration	3,103	50	1,575	50
Change in fair value of investments	(209)	-	(1,319)	-
Change in fair value of warrant liability	866	(2,115)	(3,601)	12,835
Income tax benefit	(3,264)	(1,541)	(3,264)	(1,541)
ADJUSTED NET INCOME/(LOSS)	$(256)	$527	$351	$2,639

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER DILUTED SHARE

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP NET INCOME/(LOSS) PER SHARE - DILUTED	$(0.06)	$0.03	$(0.03)	$(0.09)

ADJUSTMENTS TO NET INCOME/(LOSS) PER SHARE – DILUTED:
Inventory step-up charges	-	0.01	0.02	0.01
Acquisition and integration costs	0.01	0.02	0.02	0.05
Intangible assets amortization	0.03	0.02	0.11	0.06
Loss on Equity Method Investment	-	-	-	0.04
Gain on acquisition	-	-	-	(0.52)
Change in fair value of contingent consideration	0.09	-	0.06	-
Change in fair value of investments	(0.01)	-	(0.05)	-
Change in fair value of warrant liability	0.03	-	-	0.66
Income tax benefit	(0.10)	(0.06)	(0.12)	(0.08)
ADJUSTED NET INCOME/(LOSS) PER SHARE - DILUTED	$(0.01)	$0.02	$0.01	$0.13

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP NET INCOME/(LOSS)	$(2,129)	$2,983	$2,667	$(1,657)

ADJUSTMENTS:
Interest expense/(income), net	-	(89)	(58)	(501)
Income tax benefit	(3,264)	(1,541)	(3,264)	(1,541)
Depreciation	581	344	2,035	718
Intangible assets amortization	933	614	3,033	1,078
EBITDA	$(3,879)	$2,311	$4,413	$(1,903)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	2,164	883	5,981	3,043
Acquisition and integration costs	251	402	668	940
Inventory step-up charges	21	134	411	289
Loss on disposal of assets	172	-	180	13
Loss from equity-method investment (SAVSU)	-	-	-	739
Gain on acquisition	-	-	-	(10,108)
Change in fair value of contingent consideration	3,103	50	1,575	50
Change in fair value of investments	(209)	-	(1,319)	-
Change in fair value of warrant liability	866	(2,115)	(3,601)	12,835
ADJUSTED EBITDA	$2,489	$1,665	$8,308	$5,898

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